Exhibit 99.1

American State Financial Corporation

Consolidated Balance Sheet

June 30, 2012

(Unaudited)

Assets

June 30, 2012

Cash and due from banks	$98,719,687
Excess deposits with Federal Reserve and federal funds sold	202,810,000

Cash and cash equivalents	301,529,687

Available-for-sale securities	1,523,199,921

Loans	1,252,603,594
Less: Allowance for loan losses	(26,000,000)

Loans, net	1,226,603,594

Bank premises and equipment, net	26,284,228
Accrued interest receivable	11,773,947
Net deferred income taxes	664,000
Foreclosed assets held for sale, net	1,232,004
Goodwill	23,252,610
Bank owned life insurance	54,417,133
Other assets	11,779,165

Total assets	$3,180,736,289

See Notes to Consolidated Financial Statements.

American State Financial Corporation

Consolidated Balance Sheet

June 30, 2012

(Unaudited)

Liabilities and Stockholders’ Equity

June 30, 2012

Liabilities
Deposits
Demand - noninterest bearing	$632,649,902
Demand - interest bearing	616,629,053
Savings	643,636,892
Time deposits of $100,000 or more	370,029,621
Time deposits of less than $100,000	232,706,519

Total deposits	2,495,651,987

Securities sold under repurchase agreements	318,692,009
Accrued interest payable	238,109
Federal income taxes payable	14,672,296
Other liabilities	30,464,880

Total liabilities	2,859,719,281

Stockholders’ Equity
Common stock, $10 par value; authorized 10,000,000 shares; issued and outstanding 4,024,625 shares	40,246,250
Additional paid-in capital	41,695,500
Retained earnings	274,642,388
Accumulated other comprehensive income	24,639,555

381,223,693

Treasury stock, at cost
Common; 1,525,342 shares	(60,206,685)

Total stockholders’ equity	321,017,008

Total liabilities and stockholders’ equity	$3,180,736,289

See Notes to Consolidated Financial Statements.

American State Financial Corporation

Consolidated Statements of Income

Six-Month Periods Ended June 30, 2012 and 2011

(Unaudited)

	June 30, 2012	June 30, 2011

Interest Income
Interest and fees on loans	$32,159,028	$30,453,093
Interest on investment securities
U.S. Government obligations	10,349	132,894
Other U.S. government agency obligations	9,894,535	10,302,864
State and political subdivision obligations	5,165,999	4,933,823
Mortgage-backed securities	7,279,841	7,155,182
Other	89,383	93,353
Interest on excess deposits with Federal Reserve and federal funds sold	103,990	133,033

Total interest income	54,703,125	53,204,242

Interest Expense
Interest on deposits	4,295,298	6,635,495
Interest on securities sold under repurchase agreements	621,527	1,121,175

Total interest expense	4,916,825	7,756,670

Net Interest Income	49,786,300	45,447,572

Provision for Loan Loss	1,575,553	(2,481,736)

Net Interest Income After Provision for Loan Losses	48,210,747	47,929,308

Noninterest Income
Service charges	9,405,810	9,526,090
Mortgage loan sales	2,099,225	1,367,920
Investment securities gains, net	45,888,930	1,586,613
Income from fiduciary duties	1,910,944	1,777,479
Other	7,353,199	6,684,652

Total noninterest income	66,658,108	20,942,754

Noninterest Expense
Salaries and employee benefits	32,134,099	19,358,475
Occupancy expense	1,403,682	1,279,579
Depreciation	1,730,405	1,890,000
Repairs and maintenance	9,739,122	3,083,644
Advertising and promotions	3,148,638	1,582,041
Federal Deposit Insurance Corporation premiums	830,078	1,099,555
Professional fees	11,998,758	1,541,290
Supplies, stationary and printing	595,591	572,811
Taxes other than on income and salaries	518,475	504,950
Other	5,031,602	3,989,420

Total noninterest expense	67,130,450	34,901,765

Income Before Income Taxes	47,738,405	33,970,297

Provision for Income Taxes	16,115,000	9,985,000

Net Income	$31,623,405	$23,985,297

See Notes to Consolidated Financial Statements.

American State Financial Corporation

Consolidated Statements of Stockholders’ Equity

Six-Month Periods Ended June 30, 2012 and 2011

(Unaudited)

					Accumulated Other
	Common Stock		Additional Paid-In	Retained	Comprehensive	Treasury
	Shares	Amount	Capital	Earnings	Income	Stock	Total
Balance, December 31, 2010	4,024,625	$40,246,250	$41,665,500	$229,367,664	$2,054,045	$(62,483,937)	$250,849,522
Comprehensive income
Net income				23,985,297			23,985,297
Other comprehensive income, net of tax
Change in unrealized appreciation on available-for-sale securities, net of taxes					1,554,599		1,554,599

Total comprehensive income							25,539,896

Stock option compensation expense			30,000				30,000
Dividends on common stock, $0.50 per share				(1,235,478)			(1,235,478)
Purchases of 5,637 shares of treasury stock						(719,328)	(719,328)

Balance, June 30, 2011 (unaudited)	4,024,625	40,246,250	41,695,500	252,117,483	3,608,644	(63,203,265)	274,464,612
Comprehensive income
Net income				18,133,400			18,133,400
Other comprehensive income, net of tax
Change in unrealized appreciation on available-for-sale securities, net of taxes					8,110,247		8,110,247

Total comprehensive income							26,243,647

Dividends on common stock, $8.50 per share				(20,995,706)			(20,995,706)

Balance, December 31, 2011	4,024,625	40,246,250	41,695,500	249,255,177	11,718,891	(63,203,265)	279,712,553
Comprehensive income
Net income				31,623,405			31,623,405
Other comprehensive income, net of tax
Change in unrealized appreciation on available-for-sale securities, net of taxes					12,920,664		12,920,664

Total comprehensive income							44,544,069

Dividends on common stock, $2.50 per share				(6,236,194)			(6,236,194)
Sales of 29,200 shares of treasury stock						2,996,580	2,996,580

Balance, June 30, 2012 (unaudited)	4,024,625	$40,246,250	$41,695,500	$274,642,388	$24,639,555	$(60,206,685)	$321,017,008

See Notes to Consolidated Financial Statements.

American State Financial Corporation

Consolidated Statements of Cash Flows

Six-Month Periods Ended June 30, 2012 and 2011

(Unaudited)

	June 30, 2012	June 30, 2011
Operating Activities
Net Income	$31,623,405	$23,985,297
Items not requiring (providing) cash
Depreciation	1,730,405	1,890,000
Deferred income taxes	(5,205,000)	(53,000)
Provision (recovery) for loan losses	1,575,553	(2,481,736)
Net gain on sales of investment securities	(45,888,930)	(1,586,613)
Loss (gain) on sales of foreclosed assets	(9,454)	282
Write-down on foreclosed assets	35,000	159,997
Amortization of premium relating to investment securities, net	7,663,311	4,175,003
Gain on disposal of bank premises and equipment	(93,809)	(30,317)
Stock option compensation expense	—	30,000
Changes in
Accrued interest receivable	5,576,612	(501,778)
Other assets	(635,877)	3,401,267
Accrued interest payable	(124,798)	(180,355)
Federal income taxes payable	11,993,907	571,994
Other liabilities	14,752,410	651,402

Net cash provided by operating activities	22,992,735	30,031,443

Investing Activities
Proceeds from maturities of held-to-maturity securities	100,438,185	119,679,857
Proceeds from maturities of available-for-sale securities	16,427,878	17,947,454
Proceeds from the sales of available-for-sale securities	760,296,646	53,750,670
Proceeds from the sales of held-to-maturity securities	379,765,633	13,550,371
Purchase of held-to-maturity securities	(78,517,765)	(53,329,425)
Purchase of available-for-sale securities	(1,055,697,703)	(286,558,341)
Net change in loans	(41,866,254)	(57,463,745)
Proceeds from the sale of foreclosed assets	111,454	253,718
Expenditures for bank premises and equipment	(944,543)	(4,048,302)
Proceeds from sales of bank premises and equipment	570,170	38,253

Net cash provided by (used in) investing activities	80,583,701	(196,179,490)

Financing Activities
Net increase in deposits	36,123,305	38,557,207
Net increase (decrease) in securities sold under repurchase agreements	(4,384,348)	14,726,555
Proceeds from sales of treasury stock	2,996,580	—
Dividends paid	(6,853,716)	(1,236,907)
Purchase of treasury stock	—	(719,328)

Net cash provided by financing activities	27,881,821	51,327,527

Increase (Decrease) in Cash and Cash Equivalents	131,458,257	(114,820,520)

Cash and Cash Equivalents, Beginning of Year	170,071,430	248,117,710

Cash and Cash Equivalents, End of Period	$301,529,687	$133,297,190

See Notes to Consolidated Financial Statements.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

American State Financial Corporation (the Corporation) provides a variety of financial services to individuals and corporate customers in the South Plains, West Texas and North Central areas of the State of Texas. The Corporation’s primary deposit products are demand deposits and time and savings accounts. Its primary lending products are real estate, commercial (including oil and gas related) and agriculture loans. The Corporation also provides trust services. The Corporation is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiary American State Bank (the Bank). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.

Cash Equivalents

The Corporation considers all liquid investments with original maturities of three months or less to be cash equivalents.

Effective July 21, 2010, the FDIC’s insurance limits were permanently increased to $250,000. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010, the FDIC will fully insure all noninterest-bearing transaction accounts beginning December 31, 2010 through December 31, 2012, at all FDIC-insured institutions.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held-to-maturity” and recorded at amortized cost. Trading securities are recorded at fair value with changes in fair value included in earnings. The Corporation had no trading securities at June 30, 2012. As discussed in Note 2, the Corporation transferred all remaining held-to-maturity securities to available-for-sale during the six month period ended June 30, 2012. The Corporation had no held-to-maturity securities at June 30, 2012. Securities not classified as held-to-maturity or trading, including equity securities with readily determinable fair values, are classified as “available-for-sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

For debt securities with fair value below amortized cost, when the Corporation does not intend to sell a debt security, and it is more likely than not, the Corporation will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income. For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

There were no other-than-temporary impairments recorded in the six month periods ended June 30, 2012 and 2011.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. There were no unrealized losses recognized during the six month periods ended June 30, 2012 and 2011. Gains and losses on loan sales are recorded in noninterest income.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Interest income is reported on the interest method.

The accrual of interest on real estate, agricultural and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Personal loans are typically charged-off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired and unimpaired loans that are classified due to performance, financial trends or other factors. For those loans that are classified, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Corporation’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets, which generally range from 15 to 20 years for buildings and 3 to 10 years for remaining assets.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation are included in net income or expense from foreclosed assets.

Goodwill

Goodwill is tested annually for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

Treasury Stock

Common stock shares repurchased are recorded at cost.

Income Taxes

The Corporation accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Corporation determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also included resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to the management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. At June 30, 2012 and 2011, a valuation allowance was not considered necessary.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

The Corporation recognizes interest and penalties on income taxes as a component of income tax expense.

The Corporation files consolidated income tax returns with its subsidiary.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Corporation—put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

Note 2: Securities

The amortized cost and approximate fair values of securities are as follows:

	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Losses	Approximate Fair Value
Available-for-sale
June 30, 2012
U.S. treasury securities	$524,959,434	$—	$—	$524,959,434
U.S. agency securities	4,224,103	340,719	—	4,564,822
Mortgage-backed securities	626,194,695	20,152,956	(514,115)	645,833,536
State and political subdivisions	329,914,134	18,211,742	(283,747)	347,842,129

	$1,485,292,366	$38,705,417	$(797,862)	$1,523,199,921

The amortized cost and fair value of available-for-sale securities at June 30, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale
	Amortized Cost	Fair Value
Within one year	$539,511,294	$539,629,622
One to five years	108,837,910	113,052,390
Five to ten years	336,026,367	351,230,895
After ten years	500,916,795	519,287,014

Totals	$1,485,292,366	$1,523,199,921

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $919,628,414 at June 30, 2012, and $850,933,564 at June 30, 2011.

Gross gains of $22,540,337 and $2,281,116 and gross losses of ($1,970) and ($1,261,737) resulting from sales of available-for-sale securities were realized for the six months ended June 30, 2012 and 2011, respectively.

Year-to-date June 30, 2012, the Corporation sold a total of $356,415,070 of held-to-maturity securities for $379,765,633, resulting in a realized gain of $23,350,563. Year-to-date June 30, 2011, the Corporation sold a total $12,983,137 of held-to-maturity securities for $13,550,371, resulting in a realized gain of $567,234.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

The sales of held-to-maturity securities during the six month period ended June 30, 2011 were permissible under investment accounting guidance as the Corporation had collected greater than 85% of the principal outstanding at acquisition. The sales of held-to-maturity securities during the six month period ended June 30, 2012 did not qualify for one of the exceptions in investment accounting guidance. As a result, the Corporation reclassified all remaining held-to-maturity securities as available-for-sale as of June 30, 2012. The carrying amount of securities transferred from held-to-maturity to available-for-sale was $864,059,515 and the fair value of the securities was $899,819,382. Unrealized gains of $35,759,867 related to the securities were recorded in other comprehensive income during the six month period ended June 30, 2012.

Certain investments in debt securities have fair values that are less than their historical cost. Total fair value of these investments at June 30, 2012 was $82,553,429, which is approximately 5% of the Corporation’s available-for-sale investment portfolio. These declines primarily resulted from recent changes in market interest rates over the yield available at the time the underlying securities were purchased. Management believes the declines in fair value for these securities are temporary.

The following table shows the Corporation’s investments’ gross unrealized losses and fair value of the Corporation’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2012:

	June 30, 2012
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-sale (AFS):
Mortgage-backed securities	$58,125,916	$(514,115)	$—	$—	$58,125,916	$(514,115)
State and political subdivisions	18,815,344	(215,076)	5,612,169	(68,671)	24,427,513	(283,747)

Total temporarily impaired AFS securities	$76,941,260	$(729,191)	$5,612,169	$(68,671)	$82,553,429	$(797,862)

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

Note 3: Loans and Allowance for Loan Losses

Categories of loans at June 30, 2012 include:

Real Estate:
Residential	$206,033,511
Agriculture	52,898,523
Construction	70,027,187
Commercial	504,753,556
Agriculture	51,508,231
Commercial and Industrial	305,163,161
Consumer
Credit Cards	7,980,588
Other	54,238,837

Total Loans	1,252,603,594
Less
Allowance for Loan Losses	26,000,000

$1,226,603,594

Management believes that the current level of allowance for loan losses is an adequate estimate of probable losses within the loan portfolio at June 30, 2012. This determination of adequacy is based upon factors previously mentioned and requires the use of judgments that may change in the future. Any changes in the factors used by management or the availability of new information could cause the allowance for loan losses to be adjusted in future periods.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

The following table shows an analysis of the allowance for loan losses by portfolio segment for the six month period ended June 30, 2012:

	Real Estate	Agriculture	Commercial	Consumer	Unallocated	Total
Beginning Balance	$8,533,462	$408,413	$5,496,780	$403,132	$9,658,213	$24,500,000
Provision for Loan Losses	3,989,858	(9,488)	336,826	(71,967)	(2,669,676)	1,575,553
Loan Losses:
Charge offs	(238,000)	(3,000)	(53,000)	(33,923)	—	(327,923)
Recoveries	114,000	72,000	51,000	15,370	—	252,370

Net Loan Losses	$(124,000)	$69,000	$(2,000)	$(18,553)	$—	$(75,553)

Ending Balance	$12,399,320	$467,925	$5,831,606	$312,612	$6,988,537	$26,000,000

Portion of Allowance Ending Balance Allocated to:
Individually Evaluated for Impairment	$3,729,126	$—	$2,739,837	$65,849	$—	$6,534,812
Collectively Evaluated for Impairment	8,670,194	467,925	3,091,769	246,763	6,988,537	19,465,188

Ending Balance	$12,399,320	$467,925	$5,831,606	$312,612	$6,988,537	$26,000,000

Portion of Loans Ending Balance Allocated to:
Individually Evaluated for Impairment	$9,614,779	$87,724	$11,414,768	$327,447	$—	$21,444,718
Collectively Evaluated for Impairment	824,097,998	51,420,507	293,748,393	61,891,978	—	1,231,158,876

Ending Balance	$833,712,777	$51,508,231	$305,163,161	$62,219,425	$—	$1,252,603,594

The following table shows an analysis of the allowance for loan losses in total for the six month period ended June 30, 2011:

Total
Beginning Balance as of December 31, 2010	$18,450,000
Provision for Loan Losses	(2,481,736)
Loan Losses:
Charge offs	(670,926)
Recoveries	3,152,662

Net Loan Losses	$2,481,736

Ending Balance as of June 30, 2011	$18,450,000

As needed, management may also increase or decrease the unallocated portion of the allowance for loan losses based upon economic conditions within one or several sectors of the loan portfolio. Additions or reductions of this nature are not allocated to any one loan or category of loans. During the six month period ended June 30, 2012, management recorded approximately $2,670,000 in such general reserve reductions. A large portion of these reductions were made due to the allocation of the general reserve to specific loans.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

The following table shows the balance of all impaired loans at June 30, 2012:

	Unpaid Contractual Principal Balance (1)	Recorded Investment With No Specific Allowance	Recorded Investment With Specific Allowance	Total Recorded Investment (2)	Related Allowance	Average Recorded Investment	Interest Income Recognized
Real Estate	$10,071,313	$797,951	$8,816,828	$9,614,779	$3,729,126	$9,729,875	$38,332
Agriculture	103,661	21,351	66,373	87,724	—	87,724	—
Commercial	11,394,797	—	11,414,768	11,414,768	2,739,837	11,486,624	312,189
Consumer	364,571	—	327,447	327,447	65,849	331,808	—

Total	$21,934,342	$819,302	$20,625,416	$21,444,718	$6,534,812	$21,636,031	$350,521

1)	This represents the legal balance of the loan to the customer, including principal, accrued interest and charge offs.
2)	This represents the book balance of the loan net of any charge offs.

The Corporation will place a loan in non-accrual status and cease accruing interest when the principal or interest has been delinquent for 90 days or more unless the asset is both well secured and in the process of collection. An asset may be restored to accrual status when all principal and interest amounts contractually due are current and the Corporation expects full repayment of the remaining contractual principal and interest.

The following table shows the detailed balance of non-accrual loans as of June 30, 2012:

Real Estate	$10,839,823
Agriculture	127,258
Commercial	11,523,663
Consumer	21,106

Total	$22,511,850

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

An aging analysis of past due loans, including non-accrual loans, at June 30, 2012 is as follows:

	30-89 Days Past Due	90+ Days Past Due	Total Past Due	Current	Total Loans	Total Loans Accruing >90 Days
Real Estate	$2,925,972	$503,546	$3,429,518	$830,283,259	$833,712,777	$—
Agriculture	—	87,724	87,724	$51,420,507	51,508,231	—
Commercial	286,176	—	286,176	$304,876,985	305,163,161	—
Consumer	848,048	2,132	850,180	$61,369,245	62,219,425	2,132

Total	$4,060,196	$593,402	$4,653,598	$1,247,949,996	$1,252,603,594	$2,132

The Corporation maintains a loan review process that is carried out by the Loan Review Department (Department). The Department is responsible for the review and classification of the loan portfolio under the internal risk rating system, to assist management in the identification of deterioration within the loan portfolio, and assessing the adequacy of the allowance for loan losses. The Department reports to the Audit and Compliance Committee of the Board of Directors for the Corporation. The Department assesses the adequacy of the allowance on a monthly basis. Management records, as determined, any needed charge offs or provisions on a monthly basis.

The Corporation through the Board of Directors and Management maintains a comprehensive set of loan underwriting standards supported by policies and procedures. Generally, all consumer loans are centrally underwritten. All other real estate, agricultural, and commercial loans are individually underwritten, risk rated, approved, and monitored.

Credit quality and trends in the portfolio are monitored regularly, and detailed reports are prepared and reviewed by management and the Board of Directors on a monthly basis. The Director Loan Committee of the Board of Directors meets generally twice a week with the respective loan officer to review and approve loan relationships greater than or equal to $750,000. Finally, the Loan Review Department provides ongoing independent oversight of the loan portfolio to ensure that policies and procedures over loan origination and monitoring are followed and that loans are risk rated properly.

Risk characteristics applicable to each segment of the loan portfolio are described as follows:

Real Estate – The real estate portfolio consists of residential, agricultural and commercial properties. The loans in this category are repaid primarily from the cash flow of the borrowers’ principal business operation, the sale of the real estate, or income independent of the loan purpose. Credit risk in these loans is driven by the creditworthiness of the borrower, property values, economic conditions in the oil and gas industry, and other economic conditions impacting the borrowers’ business or personal income.

Agriculture – The agriculture portfolio consists of lines of credit and term loans extended for the purpose of working capital and equipment purchases for borrowers engaged in farming operations. The loans in this category are repaid primarily from the cash flow of the farming operation. Credit risk in these loans is driven by commodity prices, weather, and creditworthiness of the borrower.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

Commercial – The commercial portfolio includes commercial and industrial, representing loans to commercial customers for use in financing working capital needs, equipment purchases, and expansions. The loans in this category are repaid primarily from the cash flow of the borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of borrowers and the economic conditions that impact the cash flow stability from business operations.

Consumer – The consumer loan portfolio consists of various term and line of credit loans such as home equity, automobile and credit card. Repayment for these types of loans will come from the borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors such as unemployment and creditworthiness of the borrower.

The following describes the internal risk rating categories used in determining the credit quality of the portfolio. The categories are defined as follows:

•

Pass – the Corporation has three levels within this category to provide granularity between loans with exceptional (1); superior (2); and good overall (3) financial strength, stability and liquidity. Most loans in the pass category are at the third level.

•	Pass Watch – loans in this category require more frequent than normal management visibility due to one or more deficiencies that require monitoring.

•

Special Mention – loans that have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loans or in the Corporation’s credit position at some future date. Special mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

•

Substandard – loans in this category are inadequately protected by the current sound net worth and paying capacity of the borrower or by the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Substandard loans are characterized by the distinct possibility that the Corporation will sustain some loss if the deficiencies are not corrected.

•

Doubtful – loans in this category, on the basis of existing facts, conditions, and values have critical weaknesses that make collection or liquidation of the full principal balance highly questionable and improbable.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

The following table is a breakdown of the loan portfolio by internal risk rating category as of June 30, 2012:

	Real Estate	Agriculture	Commercial	Consumer	Total
Pass	$757,456,673	$45,679,036	$269,030,623	$62,032,803	$1,134,199,135
Pass-Watch	28,053,272	4,318,258	21,379,859	76,477	53,827,866
Special Mention	8,267,006	1,340,630	335,379	—	9,943,015
Substandard	39,935,826	170,307	14,417,300	110,145	54,633,578
Doubtful	—	—	—	—	—

Total	$833,712,777	$51,508,231	$305,163,161	$62,219,425	$1,252,603,594

At June 30, 2012, the Corporation had six loan relationships that qualified as troubled debt restructurings (TDR). The premodification recorded investment of the TDRs at June 30, 2012 was $4,962,634, and the post modification recorded investment of the TDRs was $4,783,913. As of June 30, 2012, there were no subsequent defaults related to these TDRs.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

Note 4: Disclosures about Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Topic 820 also specifies a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Following is a description of the inputs and valuation methodologies used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include U.S. government agency debt and mortgage-backed securities and securities issued by state and political subdivisions. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Third-party vendors compile prices from various sources and may apply such techniques as matrix pricing to determine the value of identical or similar investment securities (Level 2). Matrix pricing is a mathematical technique widely used in the financial institution industry to value investment securities without relying exclusively on quoted prices for specific investment securities, but rather relying on the investment securities’ relationship to other benchmark quoted investment securities. Matrix pricing is utilized in the valuation of the U.S. government agency debt and mortgage-backed securities as well as securities issued by state and political subdivisions.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

The following table presents the fair value measurements of assets and liabilities recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2012:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
June 30, 2012
Available-for-sale securities:
U.S. Treasury securities	$524,959,434	$—	$524,959,434	$—
U.S. government agencies	4,564,822	—	4,564,822	—
Mortgage-backed securities	645,833,536	—	645,833,536	—
State and political subdivisions	347,842,129	—	347,842,129	—

	$1,523,199,921	$—	$1,523,199,921	$—

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheet at June 30, 2012 at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value.

Held-to-maturity Securities

Fair value is based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans

The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

Interest Receivable

The carrying amount approximates fair value.

American State Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2012 and 2011

(Unaudited)

Deposits

Deposits include demand deposits, savings accounts, interest-bearing demand accounts and certain money market deposits. The carrying amount approximates fair value. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

Securities Sold Under Repurchase Agreements and Interest Payable

The carrying amount approximates fair value.

Commitments to Originate Loans, Letters of Credit and Lines of Credit

The carrying values and related fair values of commitments to originate loans, letters of credit and lines of credit were not material at June 30, 2012.

	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$301,529,687	$301,529,687
Loans, net of allowance for loan losses	1,226,603,594	1,227,997,000
Accrued interest receivable	11,773,947	11,773,947

Financial liabilities
Deposits	(2,495,651,987)	(2,494,711,000)
Short-term borrowings
Securities sold under repurchase agreements	(318,692,009)	(318,692,009)
Accrued interest payable	(238,109)	(238,109)